EXHIBIT 11.




                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

         BASIC EARNINGS PER SHARE                                      SHARES
         ------------------------                                      ------

         Basic shares outstanding at September 30, 1999               1,950,046

                 NET EARNINGS              $   65,454             $.03 per share
         ------------------------          ----------
         Basic shares outstanding           1,950,046


         DILUTED EARNINGS PER SHARE                                    SHARES
         --------------------------                                    ------

         Basic shares outstanding at September 30, 1999               1,950,046
         Stock Options-common stock equivalents                         109,314
         Diluted shares outstanding at September 30, 1999             2,059,360

                 NET EARNINGS              $  65,454              $.03 per share
         --------------------------        ----------
         Diluted shares outstanding        2,059,360